[TRANSLATION]

                          TRANSFER OF SHARES AGREEMENT

     THIS TRANSFER OF SHARES AGREEMENT IS ENTERED INTO ON NOVEMBER 4, 1999, BETWEEN JUAN JOSE NAVARRO PLASCENCIA (HEREINAFTER REFERRED TO AS "SELLER") AND PENN OCTANE CORPORATION, REPRESENTED IN THIS ACT BY __________________
(HEREINAFTER  REFERRED  TO  AS  "BUYER"),  ACCORDING  WITH  THE  FOLLOWING:

                            STATEMENTS AND WARRANTIES

     WHEREAS, SELLER is an individual of Mexican nationality, owner of 5 (Five) ordinary and nominative shares, with a face value of $1,000.00 National Currency (One Thousand Pesos, National Currency), representative of the Series "A" of the fixed capital of PENN OCTANE DE MEXICO, S.A. DE C.V. (hereinafter referred to as "PENN OCTANE MEX");

     WHEREAS, SELLER desires to transfer to PENN OCTANE CORPORATION, 5 (Five) ordinary and nominative shares, with a face value of $1,000.00 National Currency (One Thousand Pesos, National Currency) each, representative of the Series "A" of the fixed capital of PENN OCTANE MEX.

     WHEREAS, PENN OCTANE CORPORATION is a mercantile corporation organized under the laws of United States of America and desires to buy shares of PENN OCTANE MEX, of which SELLER is the owner;

     WHEREAS, as shown in the records of PENN OCTANE MEX, the shares that are transferred through this agreement are the property of the SELLER and have been totally subscribed and paid and subscribed.

     BASED ON THE ABOVE RECITALS and in consideration of the mutual agreements and promises of this agreement, the SELLER and the BUYER enter into this agreement in accordance with the following:


                                     CLAUSES

1.     Transfer  of  Shares.  Subject  to  the  terms  and  conditions  of  this
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agreement,  SELLER  transfers  to PENN OCTANE CORPORATION, 5 (Five) ordinary and nominative shares, with a face value of $1,000.00 National Currency (One Thousand Pesos, National Currency) each, representative of the Series "A" of the fixed capital of PENN OCTANE MEX. Said transfer shall be recorded in the book of the shareholders' registry of PENN OCTANE MEX, as well as give the corresponding notices to the National Registry of Foreign Investments.

2.     Authorization  of  the  Transfer. SELLER states that prior to the date of
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execution  of  this agreement, PENN OCTANE MEX held a Board of Directors meeting wherein this transfer was authorized, in accordance with that set forth in its bylaws.

3.     Value  of  Transfer.  In  accordance with that set forth in the preceding
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clause  1  (one),  in  consideration  of  the  transfer of the shares agreed and documented in this agreement, PENN OCTANE CORPORATION agrees to pay SELLER for the shares transferred, the amount of $5,000.00 National Currency (Five Thousand Pesos National Currency), which represents the face value of such, certifying that said price has been totally and fully paid by PENN OCTANE CORPORATION to SELLER, who have received it and found to be satisfactory.


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4.     Effective  date  of the Transfer. All rights and obligations derived from
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this  Agreement  and  transfer  of  title  to  the shares subject matter of this
Agreement shall be effective as of the execution date of this Agreement. Notwithstanding the above, this Agreement and its legal effects shall remain in force until any of the following conditions are met:

     a) That the Mexican Department of Commerce and Industrial Development, Registry of Foreign Investment denies to PENN OCTANE MEX its ruling request whereby it is confirmed that foreign investment may participate in its equity, taking into account its main corporate purpose as to the transportation of LP Gas by ducts;

     b) That the Registry of Foreign Investment from the Department of Commerce and Industrial Development denies, cancels or revokes registry of the investment made by BUYER in connection with the shares of PENN OCTANE MEX, which are the subject matter of this Agreement;

     c) That after the execution of this Agreement BUYER, in its exclusive discretion, resolves that transfer of the shares subject matter of this Agreement is not convenient to BUYER as a result of any inconsistency in the financial statements of PENN OCTANE MEX;

     d) That following execution of this Agreement and after the legal audit conducted to PENN OCTANE MEX is carried out BUYER, in its exclusive discretion, resolve that transfer of the shares subject matter of this Agreement is not convenient to BUYER as a result of any inconsistency in connection with the operation and management of PENN OCTANE MEX.

     If any of the above conditions is met all legal effects of this Agreement shall be deemed null and void in which case BUYER and SELLER shall return any consideration given in connection with this Agreement as if this Agreement had not been executed.

     SELLER and BUYER hereby agree that if after the legal audit conducted to PENN OCTANE MEX is carried out it is discovered that the outstanding paid-in capital and number of shares issued by PENN OCTANE MEX is higher than $50,000.00 National Currency (Fifty Thousand Pesos National Currency), represented by 50 shares, both parties shall cooperate and execute any further transfer of shares transactions as necessary to keep the proportion of 75% of outstanding shares in the name of PENN OCTANE CORPORATION and 25% of outstanding shares in the name of JORGE BRACAMONTES ALDANA.

In order to cancel this Agreement pursuant to the above, BUYER shall endorse back to SELLER all share certificates and SELLER shall reimburse BUYER the purchase price for the shares subject matter of this Agreement.

5.     Representations and Warranties of SELLER.  SELLER represents and warrants
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to  BUYER  that PENN OCTANE MEX is duly organized in accordance with the laws of the  Mexican  Republic.


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6.     Efficacy  of  the  Transfer.  This agreement will be considered effective
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and  the  transfer  of  the  property  of the shares of PENN OCTANE MEX shall be perfected, once this agreement has been executed and the stock certificates have been endorsed, subject to the conditions stated in Article 4 above.

7.     Continuity  of  Agreement.  This  agreement  shall be binding for all the
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contracting parties, as well as their heirs, assigns, as well as any other third party with respect to which there shall be transfers or the rights of the transfers of same.

8.     Originals.  This  agreement shall be simultaneously signed by two or more
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originals, considering in each case an original and executing an original in its totality  as  one  instrument.

     In witness of the foregoing, the parties hereto execute this Agreement effective as of the Fourth of November, 1999.

SELLER:

JUAN  JOSE  NAVARRO  PLASCENCIA




_______________________________

BUYER:

PENN  OCTANE  CORPORATION


By:__________________________________
Name:  ______________________________
Its:   ______________________________


WITNESS                                 WITNESS

By:______________________________       By:______________________________
Name:  __________________________       Name:  __________________________
Address:_________________________       Address:_________________________
_________________________________       _________________________________
_________________________________       _________________________________


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